SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

Current Report Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

Date of Report (date of earliest event reported): August 22, 2012 (August 16, 2012)

NEDAK Ethanol, LLC
(Exact Name of registrant as specified in its charter)

NEBRASKA	333-130343	20-0568230
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

87590 Hillcrest Road, P.O. Box 391, Atkinson, Nebraska		68713
(Address of Principal Executive Offices)		(Zip Code)

(402) 925-5570
(Registrant’s Telephone Number, Including Area Code)

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
□Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
□Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
□Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
□Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.  Entry into a Material Definitive Agreement

On August 16, 2012, NEDAK Ethanol, LLC (the “Company”) entered into a Collateral Maintenance and Preservation Agreement (the “Agreement”) with AgCountry Farm Credit Services, FLCA (the “Senior Lender”).  The Agreement is effective as of August 1, 2012.  As previously disclosed, the Company is currently in default under its Amended and Restated Credit Agreement dated December 31, 2011 (the “Restated Credit Agreement”) with the Senior Lender, the First Supplement to the Amended and Restated Master Credit Agreement between the Company and the Senior Lender dated December 31, 2011 (the “First Supplement”) and an Amended and Restated Term Note dated December 31, 2011 (the “Restated Note” and collectively with the Restated Credit Agreement and the First Supplement, the “Restated Loan Documents”).  Pursuant to the Agreement, the Senior Lender has agreed that the Company has made, and may continue to make, requests for: (i) the use of certain cash constituting proceeds of the Senior Lender’s collateral (the “Cash Collateral”) and (ii) Senior Lender to make certain additional cash advances to or for the benefit of the Company, all in order to fund certain budgeted expenses the Company has determined to be necessary to idle the ethanol plant located in Atkinson, Nebraska (the “Plant”) and for the maintenance, protection and preservation of the collateral (“Protective Advances”).

Each request from the Company must be submitted to the Senior Lender in writing and must contain certain additional information that the Senior Lender may require (each a “Draw Request”).  The Company has submitted a budget to the Senior Lender which represents a good faith estimate by the Company, based on reasonable assumptions, of the expenses that the Company believes to be necessary to maintain, protect and preserve the assets of the Company constituting the Senior Lender’s collateral.  Each Draw Request must be consistent, in all material respects, with the budget submitted by the Company to the Senior Lender.  Notwithstanding the Senior Lender’s execution of the Agreement or any prior consent or Protective Advance given or made by the Senior Lender, the Company acknowledges that the Senior Lender (i) has not committed to fund the expenses set forth in the budget, and (ii) has no obligation to consent to the Company’s use of the Cash Collateral or to make any Protective Advances.  The decision to give or make any such consent or Protective Advance shall be in the sole discretion of the Senior Lender.

All Protective Advances and any other payments made or expenses incurred by the Senior Lender pursuant to the Agreement, or made or incurred by the Senior Lender in advance of the execution of the Agreement, become part of the Company’s obligations under the Restated Loan Documents and will bear interest at the default rate specified in the Restated Loan Documents.

Pursuant to the terms of the Agreement, the Senior Lender expressly states that it has not waived any of the defaults by the Company under the Restated Loan Documents and that it has not agreed to forebear from exercising its enforcement rights or any remedy that may be available under the Senior Loan Documents or any other documents between the parties.  The Senior Lender continues to reserve all rights, remedies, and privileges afforded under the Restated Loan Documents and any other documents between the parties.  Such remedies include, among others, the right to take possession of the Plant, foreclose on the liens on the Company’s property and sell the premises independent of any foreclosure proceedings.

The foregoing description of the Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of the Agreement, which is filed as Exhibit 10.1 to this Current Report on Form 8-K and incorporated herein by reference.

Item 2.03   Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant

The information set forth in Item 1.01 of this Current Report on Form 8-K relating to the Agreement is incorporated by reference into this Item 2.03 as if fully set forth herein.

Item 9.01.  Financial Statements and Exhibits

(d)    Exhibits

Exhibit Number	Description
10.1	Collateral Maintenance and Preservation Agreement between NEDAK Ethanol, LLC and AgCountry Farm Credit Services, FLCA

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NEDAK ETHANOL, LLC

Date: August 22, 2012.	By:	/s/ Jerome Fagerland
Jerome Fagerland
President and General Manager

Exhibit Index

Exhibit Number	Description
10.1	Collateral Maintenance and Preservation Agreement between NEDAK Ethanol, LLC and AgCountry Farm Credit Services, FLCA